UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Management Director Compensation

On May 18, 2018, following a review of competitive pay practices, the Board of Directors (the “Board”) of Vectrus, Inc. (the “Company”) approved an increase in the total annual compensation level for each non-management director from $150,000 to $200,000, comprised of $85,000 in cash (previously $75,000) and $115,000 in restricted stock units (previously $75,000) for each full-year tenure. The full year tenure runs from the date of the Company’s Annual Meeting of Shareholders to the day prior to the Company’s next Annual Meeting of Shareholders.

The compensation changes were effective on May 18, 2018, the date of the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). The annual incremental compensation amounts for the Non-Executive Chairman of the Board and the Board Committee Chairs remain the same.

A description of the Company’s non-management director annual compensation is attached as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference into this item.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 18, 2018, the Company held its 2018 Annual Meeting. For more information on the following proposals submitted to shareholders, see the 2018 Proxy Statement.

1. Election of three Class I Directors. At the 2018 Annual Meeting, the shareholders elected each of the persons whose names are set forth below as Class I Directors for a term of three years to expire at the 2021 Annual Meeting of Shareholders or until their successors are elected and qualified. Relevant voting information for each person follows:

	Votes For	Against	Abstain	Broker Non-Votes
Bradford J. Boston	8,408,910	108,341	7,188	1,347,581
Charles L. Prow	8,472,833	44,492	7,114	1,347,581
Phillip C. Widman	8,471,524	45,782	7,133	1,347,581

In addition to the election of three directors, two other votes were taken at the 2018 Annual Meeting:

2. Ratification of appointment of the independent registered public accounting firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018 was ratified by a vote of 9,850,936 shares voting for the proposal, 11,191 shares voting against the proposal and 9,893 shares abstaining from the vote on the proposal, and there were zero broker non-votes.

3. To approve, on an advisory basis, the compensation paid to our Named Executive Officers. The proposal for approval, in an advisory vote, of the compensation of the Company’s Named Executive Officers was approved by a vote of 8,343,815 shares voting for the proposal, 164,904 shares voting against the proposal and 15,720 shares abstaining from the vote on the proposal, and there were 1,347,581 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.01	Description of Vectrus, Inc. Non-Management Director Annual Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2018	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary